UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 5, 2006

(Date of earliest event reported)

CRITICAL PATH, INC.

(Exact name of registrant as specified in its charter)

California	0-25331	94-1788300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Harrison Street, 2nd Floor San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

(415) 541-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On January 5, 2006, Menelaos (Michael) Serbinis notified Critical Path, Inc. (“Critical Path”) of his intention to resign as Chief Technology Officer and Executive Vice President of Marketing effective January 31, 2006 for personal reasons. Following his resignation, Mr. Serbinis will continue to provide, on a limited basis, advisory services to Critical Path.

Effective January 10, 2006, Mark Palomba, currently Executive Vice President, Worldwide Services, Support and Asia Pacific of Critical Path, will assume the title of Executive Vice President, Worldwide Sales and Field Operations. There has been no change to the terms of Mr. Palomba’s employment with Critical Path. Effective January 31, 2006, Donald Dew, 44, will assume the title of Chief Technology Officer and Executive Vice President, Product Management. Prior to this appointment, Mr. Dew has worked for Critical Path for the past six years serving in various positions for the Engineering team and the office of the Chief Technology Officer and, most recently, as Vice President, Product Management. As of the time of filing, Critical Path has not determined the terms of Mr. Dew’s employment to be in effect following his new appointment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 10, 2006

CRITICAL PATH, INC.

By:	/s/ Michael J. Zukerman
Michael J. Zukerman
Executive Vice President, General Counsel and Secretary